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                                                                       EXHIBIT 4

                            JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any amendments thereto) with respect to the common stock, par value $0.001 per share, of Agency.com Ltd., a Delaware corporation. The undersigned further consent and agree to the inclusion of this Agreement as an Exhibit to such
Schedule 13D. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this agreement as of the 14th day of May, 2001.

                              SENECA INVESTMENTS LLC


                              By:      /s/ GERARD A. NEUMANN
                                  ----------------------------------------
                                       Chief Financial Officer


                              PEGASUS INVESTORS II, LP

                              By: Pegasus Investors II GP, LLC, its
                                       General Partner


                              By:      /s/ ANDREW BURSKY
                                  ----------------------------------------
                                       Vice President


                              PEGASUS INVESTORS II GP, LLC


                              By:      /s/ ANDREW BURSKY
                                  ----------------------------------------
                                       Vice President


                              OMNICOM GROUP INC.


                              By:      /s/ RANDALL J. WEISENBURGER
                                  ----------------------------------------
                                       Executive Vice President